Exhibit 99.1

Brian J. Radecki Chief Financial Officer (202) 336-6920 bradecki@costar.com	Richard Simonelli Director Investor Relations (202) 346-6394 rsimonelli@costar.com

CoStar Fourth Quarter Revenue Climbs 51% Year-Over-Year
Reaching $100 Million and Drives 86% Year-Over-Year EBITDA Increase

WASHINGTON, DC - February 27, 2013 - CoStar Group, Inc. (NASDAQ: CSGP), commercial real estate's leading internet provider of information, analytics and marketing services, announced today that revenue for the fourth quarter of 2012 was $100.1 million versus $66.2 million in the fourth quarter of 2011, which represents an increase of 51% year-over-year. Revenue for the year ended December 31, 2012 was $349.9 million, an increase of 39% over revenue of $251.7 million for the full year of 2011.

Year 2011-2012 Quarterly Results - Unaudited
(in millions, except per share data)
	2011				2012
	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4

Revenues	$59.6	$62.1	$63.8	$66.2	$68.6	$85.2	$96.0	$100.1
EBITDA	10.5	7.1	6.0	11.0	11.9	8.2	19.6	20.5
Net income (loss)	4.5	2.6	2.3	5.2	5.1	(6.7)	6.8	4.7
Net income (loss) per share - diluted	0.22	0.12	0.09	0.20	0.20	(0.25)	0.24	0.17
Weighted average outstanding shares - diluted	21.0	22.4	25.3	25.4	25.5	26.5	27.7	27.7

Adjusted EBITDA	12.6	14.3	14.0	16.0	15.3	20.4	25.6	25.1
Non-GAAP Net Income	6.2	7.3	7.2	8.4	8.2	10.5	13.1	12.6
Non-GAAP Net Income per share - diluted	0.29	0.33	0.28	0.33	0.32	0.39	0.47	0.46

“2012 was an exceptional year for CoStar both financially and strategically,” said Andrew C. Florance, Founder and Chief Executive Officer of CoStar. “We closed the LoopNet acquisition, and I am very pleased with the early successes we are achieving as we continue integrating the two companies. In the 10 months since we closed the acquisition of LoopNet, we have achieved cost synergies of approximately $18 million. We are successfully upselling LoopNet information users to CoStar information services. CoStar has now sold approximately $10 million of annual contract value in information services to LoopNet members who previously only had a $160,000 commitment. Similarly, we have sold $1.7 million of LoopNet marketing services to CoStar clients."

Florance stated: “We increased the organic revenue growth rate of LoopNet Premium Membership sales 140%, taking it from 5% in the fourth quarter of 2011 to 12% in the fourth quarter of 2012. From the third quarter to the fourth quarter of 2012, we also increased the average new sales price for LoopNet Premium Membership from $56 to $69 and reduced the cancellation rate from 6.1% to 5.6%. The fourth quarter 2012 cancellation rate for LoopNet Premium Membership is the lowest it has been since the third quarter of 2007.”

“We expect the LoopNet cross-selling opportunity to continue to drive highly profitable double digit revenue growth for the foreseeable future. We believe that as we grow past the $100 million revenue quarter milestone we are well positioned to achieve our goal of exiting the fourth quarter of 2014 at an annual revenue run rate of $500 million with 30-35% margins,” said Florance.

With the acquisition of LoopNet, CoStar Group now operates websites that have over 10 million unique monthly visitors in aggregate.

EBITDA (defined below) in the fourth quarter of 2012 was $20.5 million versus $11.0 million in the fourth quarter of 2011, which is an increase of 86% year-over-year. EBITDA for the year ended December 31, 2012 was $60.2 million which is an increase of 74% over EBITDA of $34.6 million for the full year of 2011. Adjusted EBITDA (defined below) was $25.1 million for the fourth quarter of 2012, which is an increase of 57% year-over-year. Adjusted EBITDA for the year ended December 31, 2012 was $86.4 million, up $29.5 million or 52% from $56.9 million for the full year of 2011.

Non-GAAP net income (defined below) in the fourth quarter of 2012 was $12.6 million or $0.46 per diluted share, which represents an increase of $4.2 million or 50% year-over-year. Non-GAAP net income for the year ended December 31, 2012 was $44.4 million or $1.65 per diluted share, which represents an increase of 53% over non-GAAP net income of $29.1 million for the full year of 2011. Net income in the fourth quarter of 2012 was $4.7 million or $0.17 per diluted share and $9.9 million or $0.37 per diluted share for the year ended December 31, 2012.

In the fourth quarter of 2012, the Company's 12-month trailing renewal rate for annual subscription-based services was 94%, and the renewal rate for CoStar's over 5,000 customer firms that have been subscribers for five years or longer was 99%. Both rates remain at all-time highs.

As of December 31, 2012, the Company had approximately $177.7 million in cash, cash equivalents, short-term and long-term investments. This represents an increase of $25.9 million from the third quarter of 2012. Short and long-term debt associated with the LoopNet acquisition totaled approximately $170.6 million as of December 31, 2012.

2013 Outlook

“Based on the positive results of our cross-selling and integration initiatives, as well as the continued strength of our core information sales, we expect strong revenue and earnings growth in 2013,” stated CoStar Group Chief Financial Officer Brian J. Radecki. For the first quarter of 2013, the Company expects revenue of approximately $101 million to $103 million, and approximately $424 million to $429 million for the full year 2013. The annual revenue outlook includes a reduction of approximately $5 million to $7 million from de-emphasizing or eliminating certain redundant services, but in the long term the Company expects to replace and even exceed these revenues by converting users of these services to higher quality services offered under annual subscriptions.

For the first quarter of 2013, the Company expects non-GAAP net income per diluted share (defined below) of approximately $0.41 to $0.45. First quarter 2013 expenses include seasonally higher costs related to our annual sales conference, increased marketing expenses to support the LoopNet cross-selling initiative and standard annual increases in personnel expenses. For the full year of 2013, the Company expects non-GAAP net income per diluted share in a range of approximately $2.08 to $2.20. The annual outlook includes a reduction of approximately $0.08 to $0.12 of non-GAAP net income per diluted share related to eliminating or de-emphasizing certain services as noted above.

Also, the company may begin to incur additional stock-based compensation expenses in 2013 or 2014 mainly related to restricted stock granted in early 2012 that vests upon achievement of performance criteria. The company expects to begin recording the expense for the grants when management determines it is probable the goal will be achieved. The company expects to record a cumulative catch-up of stock-based compensation expense of approximately $10 million to $15 million in the initial quarter that it is deemed probable that the profitability goals will be achieved, and approximately $2 million to $3 million per quarter thereafter for a total incremental expense of approximately $24 million. The adjusted EBITDA and non-GAAP earnings per diluted share in the Company's outlook do not include stock compensation expense and other items.

The preceding forward-looking statements reflect CoStar's expectations as of February 27, 2013, including forward-looking non-GAAP financial measures on a consolidated basis - including LoopNet and related costs. We are not able to forecast with certainty whether or when certain events, such as acquisition-related costs, restructuring, settlements or impairments will occur in any given quarter. Given the risk factors, uncertainties and assumptions discussed above, actual results may differ materially. Other than in publicly available statements, the Company does not intend to update its forward-looking statements until its next quarterly results announcement.

Reconciliation of non-GAAP net income, EBITDA, adjusted EBITDA and all of the disclosed non-GAAP financial measures to their GAAP basis results are shown in detail below, along with definitions for those terms.

Non-GAAP Financial Measures

For information regarding the purpose for which management uses the non-GAAP financial measures disclosed in this release and why management believes they provide useful information to investors regarding the Company's financial condition and results of operations, please refer to the Company's latest periodic report.

EBITDA is a non-GAAP financial measure that represents GAAP net income attributable to CoStar Group, Inc. before (i) interest income (expense), (ii) provision for income taxes, and (iii) depreciation and amortization.

Adjusted EBITDA is a non-GAAP financial measure that represents EBITDA before (i) stock-based compensation expense, (ii) acquisition and integration related costs, (iii) restructuring charges and related costs, (iv) costs related to the acquisition and transition of the Company's corporate headquarters, and (v) settlements and impairments incurred outside the Company's normal business operations.

Non-GAAP net income is a non-GAAP financial measure that represents GAAP net income attributable to CoStar Group, Inc. before (i) purchase amortization and other related costs, (ii) stock-based compensation expense, (iii) acquisition and integration related costs, (iv) purchase accounting adjustments, (v) restructuring charges and related costs, (vi) costs related to the acquisition and transition of the Company's corporate headquarters, and (vii) settlements and impairments. From this figure, we then subtract an assumed provision for income taxes to arrive at non-GAAP net income. In 2011, we assumed a 40% tax rate, and in 2012 and beyond we assume a 38% tax rate in order to approximate our long-term effective corporate tax rate.

Non-GAAP net income per diluted share (also referred to as non-GAAP EPS) is a non-GAAP financial measure that represents non-GAAP net income divided by the number of diluted shares outstanding for the period used in the calculation of GAAP net income per diluted share.

Earnings Conference Call

Management will conduct a conference call to discuss earnings results for the fourth quarter of 2012 and the Company's outlook for 2013 at 11:00 a.m. EST on Thursday, February 28, 2013. The audio portion of the conference call will be broadcast live over the Internet at http://www.costar.com/investors.aspx. To join the conference call by telephone, please dial (800) 230-1096 (from the United States and Canada) or (612) 332-0107 (from all other countries) and refer to conference code 279285. An audio recording of the conference call will be available approximately one hour after the live call concludes and remain available for a period of time following the call. To access the recorded call, please dial (800) 475-6701 (from the U.S. and Canada) or (320) 365-3844 (from all other countries) using access code 279285. The webcast replay will also be available in the Investors section of CoStar's web site for a period of time following the call.

CoStar Group, Inc.
Condensed Consolidated Statements of Operations-Unaudited
(in thousands, except per share data)

	For the Three Months		For the Twelve Months
	Ended December 31,		Ended December 31,
	2012	2011	2012	2011

Revenues	$100,083	$66,164	$349,936	$251,738
Cost of revenues	31,478	22,014	114,866	88,167
Gross margin	68,605	44,150	235,070	163,571

Operating expenses:
Selling and marketing	26,537	16,171	84,113	61,164
Software development	10,042	4,617	32,756	20,037
General and administrative	17,552	14,987	77,154	58,362
Purchase amortization	4,569	613	13,607	2,237
	58,700	36,388	207,630	141,800

Income from operations	9,905	7,762	27,440	21,771
Interest and other income	86	224	526	798
Interest and other expense	(1,810)	—	(4,832)	—
Income before income taxes	8,181	7,986	23,134	22,569
Income tax expense, net	3,467	2,810	13,219	7,913
Net income	$4,714	$5,176	$9,915	$14,656

Net income per share - basic	$0.17	$0.21	$0.37	$0.63
Net income per share - diluted	$0.17	$0.20	$0.37	$0.62

Weighted average outstanding shares - basic	27,295	25,010	26,533	23,131
Weighted average outstanding shares - diluted	27,724	25,402	26,949	23,527

CoStar Group, Inc.
Reconciliation of Non-GAAP Financial Measures-Unaudited
(in thousands, except per share data)

Reconciliation of Net Income to Non-GAAP Net Income

	For the Three Months		For the Twelve Months
	Ended December 31,		Ended December 31,
	2012	2011	2012	2011

Net income	$4,714	$5,176	$9,915	$14,656
Income tax expense, net	3,467	2,810	13,219	7,913
Income before income taxes	8,181	7,986	23,134	22,569
Purchase amortization and other related costs	7,596	1,012	22,241	3,590
Stock-based compensation expense	3,615	1,993	12,282	8,103
Acquisition and integration related costs	1,007	3,063	13,924	14,191
Restructuring and related costs	—	—	—	1,509
Settlements and impairments	—	—	—	(1,479)
Non-GAAP income before income taxes	20,399	14,054	71,581	48,483
Assumed rate for income tax expense, net *	38%	40%	38%	40%
Assumed provision for income tax expense, net	(7,752)	(5,621)	(27,201)	(19,393)
Non-GAAP net income	$12,647	$8,433	$44,380	$29,090

Net income per share - diluted	$0.17	$0.20	$0.37	$0.62
Non-GAAP net income per share - diluted	$0.46	$0.33	$1.65	$1.24

Weighted average outstanding shares - diluted	27,724	25,402	26,949	23,527

* A 38% tax rate is assumed in 2012 in order to approximate the Company's long-term effective corporate tax rate. A 40% tax rate was assumed in 2011.

Reconciliation of Net Income to EBITDA and Adjusted EBITDA

	For the Three Months		For the Twelve Months
	Ended December 31,		Ended December 31,
	2012	2011	2012	2011

Net income	$4,714	$5,176	$9,915	$14,656
Purchase amortization in cost of revenues	3,027	399	8,634	1,353
Purchase amortization in operating expenses	4,569	613	13,607	2,237
Depreciation and other amortization	2,957	2,197	10,511	9,262
Interest income	(86)	(224)	(526)	(798)
Interest expense	1,810	—	4,832	—
Income tax expense, net	3,467	2,810	13,219	7,913
EBITDA	$20,458	$10,971	$60,192	$34,623
Stock-based compensation expense	3,615	1,993	12,282	8,103
Acquisition and integration related costs	1,007	3,063	13,924	14,191
Restructuring and related costs	—	—	—	1,509
Settlements and impairments	—	—	—	(1,479)
Adjusted EBITDA	$25,080	$16,027	$86,398	$56,947

CoStar Group, Inc.
Condensed Consolidated Balance Sheets - Unaudited
(in thousands)

	December 31,	December 31,
	2012	2011
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$156,027	$545,280
Short-term investments	37	3,515
Accounts receivable, net	16,392	16,589
Deferred income taxes, net	9,256	11,227
Income tax receivable	5,357	850
Prepaid and other current assets	9,560	5,722
Debt issuance costs, net	2,934	—
Total current assets	199,563	583,183

Long-term investments	21,662	24,584
Deferred income taxes, net	—	10,224
Property and equipment, net	46,308	37,571
Goodwill	718,078	91,784
Intangible and other assets, net	170,632	20,530
Deposits and other assets	2,274	2,241
Debt issuance costs, net	6,622	918
Total assets	$1,165,139	$771,035

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	$51,590	$38,533
Current portion of long-term debt	17,500	—
Income taxes payable	—	978
Deferred revenue	32,548	22,271
Total current liabilities	101,638	61,782

Long-term debt, less current portion	153,125	—
Deferred gain on sale of building	28,809	31,333
Deferred rent	17,305	16,592
Deferred income taxes, net	34,071	—
Income taxes payable	2,818	2,151
Other long-term liabilities	1,030	—

Stockholders' equity	826,343	659,177
Total liabilities and stockholders' equity	$1,165,139	$771,035

CoStar Group, Inc.
Results of Segments-Unaudited
(in thousands)

	For the Three Months		For the Twelve Months
	Ended December 31,		Ended December 31,
	2012	2011	2012	2011
Revenues
United States	$95,199	$61,613	$330,805	$233,381
International
External customers	4,884	4,551	19,131	18,357
Intersegment revenue *	360	335	1,514	1,140
Total international revenue	5,244	4,886	20,645	19,497
Intersegment eliminations	(360)	(335)	(1,514)	(1,140)
Total revenues	$100,083	$66,164	$349,936	$251,738

EBITDA
United States	$23,897	$11,648	$70,199	$38,099
International **	(3,439)	(677)	(10,007)	(3,476)
Total EBITDA	$20,458	$10,971	$60,192	$34,623

* Intersegment revenue is attributable to services performed by Property and Portfolio Research Ltd., a wholly owned subsidiary of Property and Portfolio Research, Inc. (PPR), for PPR. Intersegment revenue is recorded at what the Company believes approximates fair value. U.S. EBITDA includes a corresponding cost for the services performed by Property and Portfolio Research Ltd. for PPR.

** International EBITDA includes a corporate allocation of approximately $800,000 and $600,000 for the three months ended December 31, 2012 and 2011, and approximately $5,300,000 and $800,000 for the twelve months ended December 31, 2012 and 2011, respectively.

Reconciliation of Non-GAAP Financial Measures with 2011-2012 Quarterly Results - Unaudited
(in millions, except per share data)

Reconciliation of Net Income (Loss) to Non-GAAP Net Income

	2011				2012
	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4

Net income (loss)	$4.5	$2.6	$2.3	$5.2	$5.1	$(6.7)	$6.8	$4.7
Income tax expense, net	2.8	1.5	0.9	2.8	3.7	5.6	0.4	3.5
Income (loss) before income taxes	7.3	4.1	3.2	8.0	8.8	(1.1)	7.2	8.2
Purchase amortization and other related costs	0.8	0.8	0.9	1.1	1.0	5.8	7.9	7.6
Stock-based compensation expense	2.1	2.2	1.9	1.9	2.2	2.7	3.7	3.6
Acquisition and integration related costs	0.3	5.0	5.8	3.1	1.2	9.5	2.3	1.0
Restructuring and related costs	—	—	1.5	—	—	—	—	—
Settlements and impairments	(0.3)	—	(1.2)	—	—	—	—	—
Non-GAAP income before income taxes	10.2	12.1	12.1	14.1	13.2	16.9	21.1	20.4
Assumed rate for income tax expense, net *	40%	40%	40%	40%	38%	38%	38%	38%
Assumed provision for income tax expense, net	(4.0)	(4.8)	(4.9)	(5.7)	(5.0)	(6.4)	(8.0)	(7.8)
Non-GAAP net income	$6.2	$7.3	$7.2	$8.4	$8.2	$10.5	$13.1	$12.6

Non-GAAP net income per share - diluted	$0.29	$0.33	$0.28	$0.33	$0.32	$0.39	$0.47	$0.46

Weighted average outstanding shares - diluted	21.0	22.4	25.3	25.4	25.5	26.9	27.7	27.7

* A 38% tax rate is assumed in 2012 in order to approximate the Company's long-term effective corporate tax rate. A 40% tax rate was assumed in 2011.

Reconciliation of Net Income (Loss) to EBITDA and Adjusted EBITDA

	2011				2012
	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4

Net income (loss)	$4.5	$2.6	$2.3	$5.2	$5.1	$(6.7)	$6.8	$4.7
Purchase amortization	0.8	0.8	0.9	1.0	1.0	5.8	7.9	7.6
Depreciation and other amortization	2.6	2.4	2.1	2.2	2.3	2.4	2.8	3.0
Interest income	(0.2)	(0.2)	(0.2)	(0.2)	(0.2)	(0.1)	(0.1)	(0.1)
Interest expense	—	—	—	—	—	1.2	1.8	1.8
Income tax expense, net	2.8	1.5	0.9	2.8	3.7	5.6	0.4	3.5
EBITDA	$10.5	$7.1	$6.0	$11.0	$11.9	$8.2	$19.6	$20.5
Stock-based compensation expense	2.1	2.2	1.9	1.9	2.2	2.7	3.7	3.6
Acquisition and integration related costs	0.3	5.0	5.8	3.1	1.2	9.5	2.3	1.0
Restructuring and related costs	—	—	1.5	—	—	—	—	—
Settlements and impairments	(0.3)	—	(1.2)	—	—	—	—	—
Adjusted EBITDA	$12.6	$14.3	$14.0	$16.0	$15.3	$20.4	$25.6	$25.1

Reconciliation of Forward-Looking Guidance, Net Income to Non-GAAP Net Income
(in thousands, except per share data)
	Guidance Range		Guidance Range
	For the Three Months		For the Twelve Months
	Ended March 31, 2013		Ended December 31, 2013
	Low	High	Low	High

Net income	$3,100	$4,900	$23,000	$27,900
Income tax expense, net	2,300	3,500	16,700	20,300
Income before income taxes	5,400	8,400	39,700	48,200
Purchase amortization and other related costs	7,200	7,200	27,000	27,000
Stock-based compensation expense *	5,000	4,000	21,000	19,000
Acquisition and integration related costs	400	300	500	400
Restructuring and related costs	400	300	5,000	4,000
Non-GAAP Income before income taxes	18,400	20,200	93,200	98,600
Assumed rate for income tax expense, net **	38%	38%	38%	38%
Assumed provision for income tax expense, net	(6,992)	(7,676)	(35,416)	(37,468)
Non-GAAP Net Income	$11,408	$12,524	$57,784	$61,132

Net Income per share - diluted	$0.11	$0.18	$0.83	$1.00
Non-GAAP Net Income per share - diluted	$0.41	$0.45	$2.08	$2.20

Weighted average outstanding shares - diluted	27,800	27,800	27,800	27,800

* The forward looking guidance above does not include stock-based compensation expense related to performance-based stock granted in 2012.  The company expects to begin recording the related stock-based compensation expense when management believes it is probable that the profitability goals associated with the stock will be achieved. In the initial quarter of the determination, the cumulative catch-up of stock-based compensation expense is expected to be in a range of $10 million to $15 million and additional expense of approximately $2 million to $3 million per quarter thereafter for a total incremental expense of approximately $24 million.

** A 38% tax rate is assumed for 2013 in order to approximate the Company's long-term effective corporate tax rate.

About CoStar Group, Inc.
CoStar Group (NASDAQ: CSGP) is commercial real estate's leading provider of information, analytics and marketing services. Founded in 1987, CoStar conducts expansive, ongoing research to produce and maintain the largest and most comprehensive database of commercial real estate information. Our suite of online services enables clients to analyze, interpret and gain unmatched insight on commercial property values, market conditions and current availabilities. Through LoopNet, the Company operates the most heavily trafficked commercial real estate marketplace online with more than 6.7 million registered members. CoStar operates websites that have over 10 million unique monthly visitors in aggregate. Headquartered in Washington, DC, CoStar maintains offices throughout the U.S. and in Europe including the industry's largest professional research organization. For more information, visit www.costar.com.

This news release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about CoStar's financial expectations, the company's plans, objectives, expectations and intentions and other statements including words such as “hope,” "anticipate," "may," "believe," "expect," "intend," "will," "should," "plan," "estimate," "predict," "continue" and "potential" or the negative of these terms or other comparable terminology. Such statements are based upon the current beliefs and expectations of management of CoStar and are subject to significant risks and uncertainties. Actual results may differ materially from the results anticipated in the forward-looking statements. The following factors, among others, could cause or contribute to such differences: the risk that the trends stated or implied by this release cannot be sustained at the current pace, including trends related to sales, earnings, and revenue growth and renewal rates; the risk that the combination of CoStar and LoopNet does not result in or create the anticipated benefits for CoStar; the risk that the LoopNet cross-selling opportunity does not continue to result in highly profitable double digit revenue growth; the risk that CoStar is unable to achieve its goal of exiting the fourth quarter of 2014 at an annual revenue run rate of $500 million with 30-35% margins; the possibility that the company is unable to achieve strong revenue and earnings growth in 2013; the risk that revenues for the first quarter of 2013 and full year 2013 will not be as stated in this press release; the risk that the company is unable to replace or exceed revenues from eliminated or de-emphasized services; the risk that non-GAAP net income per diluted share for the first quarter of 2013 and full year 2013 will not be as stated in this press release; the risk that the timing of any additional stock-based compensation expense to be recorded in connection with the performance-based restricted stock grants issued in 2012 will not be as stated in this release; the risk that the amount of the stock-based compensation expense actually incurred and recorded will not be as stated in this press release; the risk that the integration of LoopNet will not continue to result in anticipated cost savings or synergies; and the risk that the businesses of LoopNet and CoStar may not be combined successfully or in a timely and cost-efficient manner. Additional factors that could cause results to differ materially from those anticipated in the forward-looking statements can be found in CoStar's Annual Report on Form 10-K for the year ended December 31, 2011, and CoStar's Quarterly Report on Form 10-Q for the quarter ended September 30, 2012, each filed with the SEC, including in the “Risk Factors” section of each of these filings, and the company's other filings with the SEC available at the SEC's website (www.sec.gov). CoStar assumes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

###